Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 1, 2017 (the “Cyence Acquisition Date”), pursuant to the Agreement and Plan of Reorganization entered into on October 5, 2017, Guidewire Software, Inc., a Delaware corporation (hereinafter referred to as “Guidewire”, “the Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) completed its acquisition of Cyence, Inc., a Delaware corporation (“Cyence”). Additionally, on February 16, 2017 (the “ISCS Acquisition Date”), pursuant to the Agreement and Plan of Merger entered into on December 18, 2016, Guidewire completed its acquisition of ISCS, Inc., a California Subchapter S Corporation (“ISCS”). We collectively refer to Guidewire’s acquisition of Cyence together with the acquisition of ISCS, as the “Acquisitions”. The following unaudited pro forma condensed combined financial information presents the historical condensed combined financial statements of Guidewire, Cyence and ISCS after giving effect to the Acquisitions based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the year ended July 31, 2017 is presented as if the Acquisition occurred on August 1, 2016, the first day of our 2017 fiscal year. The unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2018 is presented as if the Acquisition occurred on August 1, 2016, the first day of our 2017 fiscal year. The Acquisitions have already been reflected in our historical unaudited condensed consolidated balance sheet as of January 31, 2018; therefore, no unaudited pro forma condensed combined balance sheet as of January 31, 2018 has been presented herein.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma adjustments reflecting the Acquisitions have been prepared in accordance with business combination accounting guidance as provided in FASB Accounting Standards Codification 805, Business Combinations, and reflect the allocation of the purchase price of each acquisition to the acquired assets and assumed liabilities based on a estimates of fair values, using available information and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The purchase price allocation for the assets acquired and liabilities assumed in the Acquisitions is preliminary and may change in future reporting periods upon finalization of the valuation.

The unaudited pro forma condensed combined financial information for the year ended July 31, 2017 included herein was derived from our audited historical consolidated financial statements and the unaudited pro forma condensed combined financial information for the six months ended January 31, 2018 included herein was derived from our unaudited interim consolidated financial statements. We have a fiscal year end of July 31 whereas Cyence has historically had a fiscal year end of January 31 and ISCS has historically had a fiscal year end of December 31. In order to conform the Cyence historical financial information to our fiscal year end and quarter end, the Cyence historical financial information included herein is derived from the Cyence historical results for the twelve months ended July 31, 2017 and from August 1, 2017 through October 31, 2017. In order to conform the ISCS historical financial information to our fiscal year end, the ISCS historical financial information included herein is derived from the ISCS historical results from August 1, 2016 through February 15, 2017, the ISCS Acquisition Date. Additionally, we have reclassified certain line items within the historical financial information of Cyence and ISCS to conform to the presentation of our consolidated financial statements.

The historical condensed combined financial information has been adjusted to give effect to pro forma events are (1) directly attributable to the Acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	The Company’s historical consolidated financial statements included in the Company’s Annual Report on Form 10-K as of and for the year ended July 31, 2017 (which includes the results of operations of ISCS beginning on the ISCS Acquisition Date) and Quarterly Report on Form 10-Q as of and for the quarterly period ended January 31, 2018 (which includes the results of operations of ISCS for the full period and the results of operations of Cyence beginning on the Cyence Acquisition Date), which are incorporated by reference in the prospectus supplements;

•	The historical financial statements of ISCS as of and for the year ended December 31, 2016, which are incorporated by reference in this prospectus supplements; and

•	The historical financial statements of Cyence as of and for the year ended January 31, 2017 and the unaudited condensed financial statements as of and for the nine months ended October 31, 2017 and 2016, which are incorporated by reference in the prospectus supplements.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the Acquisitions been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the Acquisitions may differ significantly from that are reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including the effects of applying final purchase accounting and the incremental costs incurred to integrate the companies. The unaudited pro forma condensed combined financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, or other restructuring that may result from the Acquisitions.

GUIDEWIRE SOFTWARE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JANUARY 31, 2018

(in thousands, except share and per share amounts)

	Historical		Pro Forma Adjustments
	Guidewire (As reported)	Cyence August 1, 2017 through October 31, 2017 (As adjusted)	Cyence Pro Forma Adjustments		Pro Forma Combined
Revenues:
License and other	$114,314	$4,932	$—		$119,246
Maintenance	38,040	—	—		38,040
Services	119,605	—	—		119,605

Total revenues	271,959	4,932	—		276,891

Cost of revenues:
License and other	15,755	477	1,420	(h)	17,652
Maintenance	7,060	—	—		7,060
Services	107,848	—	—		107,848

Total cost of revenues	130,663	477	1,420		132,560

Gross profit:
License and other	98,559	4,455	(1,420)		101,594
Maintenance	30,980	—	—		30,980
Services	11,757	—	—		11,757

Total gross profit	141,296	4,455	(1,420)		144,331

Operating expenses:
Research and development	79,368	3,014	(579	) (i)	81,803
Sales and marketing	55,571	1,548	670	(h)(i)	57,789
General and administrative	39,737	3,621	(8,271	) (i)(j)	35,087

Total operating expenses	174,676	8,183	(8,180)		174,679

Income (loss) from operations	(33,380)	(3,728)	6,760		(30,348)
Interest income, net	3,474	—	—		3,474
Other income (expense), net	1,396	(10)	—		1,386

Income (loss) before provision for (benefit from) income taxes	(28,510)	(3,738)	6,760		(25,488)
Provision for (benefit from) income taxes	25,959	13	(146	) (k)	25,826

Net income (loss)	$(54,469)	$(3,751)	$6,906		$(51,314)

Earnings per share:
Basic	$(0.72)				$(0.67	) (l)

Diluted	$(0.72)				$(0.67	) (l)

Shares used in computing net earnings per share:
Basic	76,023,237				76,210,986	(l)

Diluted	76,023,237				76,210,986	(l)

GUIDEWIRE SOFTWARE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JULY 31, 2017

(in thousands, except share and per share amounts)

	Historical			Pro Forma Adjustments
	Guidewire (As reported)	ISCS August 1, 2016 through February 15, 2017 (As adjusted)	Cyence August 1, 2016 through July 31, 2017 (As adjusted)	ISCS Pro Forma Adjustments		Cyence Pro Forma Adjustments		Pro Forma Combined
Revenues:
License and other	$271,462	$2,005	$10,449	$(2,005	) (a)	$(631	) (g)	$281,280
Maintenance	68,643	1,589	—	(424	) (a)	—		69,808
Services	174,179	25,136	—	(1,382	) (a)	—		197,933

Total revenues	514,284	28,730	10,449	(3,811)		(631)		549,021

Cost of revenues:
License and other	17,046	232	1,557	5,900	(b)(c)	5,680	(h)	30,415
Maintenance	13,397	—	—	—		—		13,397
Services	161,116	20,222	—	274	(c)(d)	—		181,612

Total cost of revenues	191,559	20,454	1,557	6,174		5,680		225,424

Gross profit:
License and other	254,416	1,773	8,892	(7,905)		(6,311)		250,865
Maintenance	55,246	1,589	—	(424)		—		56,411
Services	13,063	4,914	—	(1,656)		—		16,321

Total gross profit	322,725	8,276	8,892	(9,985)		(6,311)		323,597

Operating expenses:
Research and development	130,323	4,961	11,282	575	(c)(d)	9,827	(i)	156,968
Sales and marketing	109,239	5,816	4,944	963	(b)(c)	9,538	(h)(i)	130,500
General and administrative	56,551	3,876	2,450	(1,556	) (c)(e)	3,619	(i)	64,940

Total operating expenses	296,113	14,653	18,676	(18)		22,984		352,408

Income (loss) from operations	26,612	(6,377)	(9,784)	(9,967)		(29,295)		(28,811)
Interest income (loss), net	5,854	(65)	15	—		—		5,804
Other income (expense), net	811	849	—	—		—		1,660

Income (loss) before provision for (benefit from) income taxes	33,277	(5,593)	(9,769)	(9,967)		(29,295)		(21,347)
Provision for (benefit from) income taxes	12,053	—	41	(5,756	) (f)	(10,825	) (k)	(4,487)

Net income (loss)	$21,224	$(5,593)	$(9,810)	$(4,211)		$(18,470)		$(16,860)

Earnings per share:
Basic	$0.29							$(0.23	) (l)

Diluted	$0.28							$(0.23	) (l)

Shares used in computing net earnings per share:
Basic	73,994,577							74,043,319	(l)

Diluted	75,328,343							74,043,319	(l)

GUIDEWIRE SOFTWARE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	BUSINESS COMBINATIONS

ISCS Acquisition

On February 16, 2017, we completed our acquisition of ISCS (“ISCS Acquisition”), a privately-held company that provides a cloud-based, all-in-one system for policy administration, billing and claims management to P&C insurers. The purchase price of the ISCS Acquisition was approximately $160 million, subject to certain adjustments including a net working capital adjustment, which resulted in cash consideration paid of $154.9 million. The fair value of all assets acquired and liabilities assumed will be finalized by the fiscal quarter ending April 30, 2018.

Cyence Acquisition

On November 1, 2017, the Company completed its acquisition of Cyence, Inc. (“Cyence”) for an aggregate consideration of approximately $260.3 million, subject to certain adjustments including a net working capital adjustment (the “Cyence Acquisition”). Cyence is a software company that applies data science and risk analytics to enable P&C insurers to grow by underwriting 21st century risks that have gone underinsured or uninsured. The Cyence Acquisition is intended to service the strategic needs of the P&C industry. The purchase price allocation recorded as of January 31, 2018 are preliminary and may change as we finalize these adjustments during the measurement period based on new information as it becomes available.

2.	BASIS OF PRO FORMA PRESENTATION

The historical financial information has been adjusted to give pro forma effect to events that are: (a) directly attributable to the Acquisitions, (b) factually supportable, and (c) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed, and have been prepared to illustrate the estimated effect of the Acquisitions. The final determination of the purchase price allocation will be based on the final valuation of the fair values of assets acquired and liabilities assumed.

The Acquisitions have already been reflected in our historical unaudited condensed consolidated balance sheet as of January 31, 2018; therefore, no unaudited pro forma condensed combined balance sheet as of January 31, 2018 has been presented herein.

The unaudited pro forma condensed combined financial information for the year ended July 31, 2017 included herein was derived from our audited historical consolidated financial statements and the unaudited pro forma condensed combined financial information for the six months ended January 31, 2018 included herein was derived from our unaudited interim consolidated financial statements. We have a fiscal year end of July 31 whereas Cyence has historically had a fiscal year end of January 31 and ISCS has historically had a fiscal year end of December 31. In order to conform the Cyence historical financial information to our fiscal year end and quarter end, the Cyence historical financial information included herein is derived from the Cyence historical results for the twelve months ended July 31, 2017 and from August 1, 2017 to the Cyence Acquisition Date. In order to conform the ISCS historical financial information to our fiscal year end, the ISCS historical financial information included herein is derived from the ISCS historical results from August 1, 2016 to the ISCS Acquisition Date. Additionally, we have reclassified certain line items within the historical financial information of Cyence and ISCS to conform to the presentation of our consolidated financial statements.

The unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2018 reflect pro forma adjustments to our results of operations to give effect to the Cyence Acquisition as if it had occurred on August 1, 2016. In addition, the unaudited pro forma condensed combined statement of operations for the year ended July 31, 2017 give effect to the Acquisitions as if they had occurred on August 1, 2016, the first day of our 2017 fiscal year. The pro forma condensed combined financial statements were prepared using:

•	our historical audited consolidated financial statements for the year ended July 31, 2017, which includes the results of operations of ISCS beginning on the ISCS Acquisition Date (February 16, 2017);

•	the historical unaudited condensed consolidated statement of operations of ISCS from August 1, 2016 through February 15, 2017;

•	the historical unaudited condensed consolidated statement of operations of Cyence for the twelve months ended July 31, 2017;

•	our historical unaudited condensed consolidated financial statements for the six months ended January 31, 2018, (which includes the results of operations of ISCS and includes the results of operations of Cyence beginning on the Cyence Acquisition Date (November 1, 2017)); and

•	the historical unaudited condensed consolidated statement of operations of Cyence from August 1, 2017 through October 31, 2017.

3.	UNAUDITED PRO FORMA ADJUSTMENTS

Adjustments to the unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2018 and for the fiscal year ended July 31, 2017 (in thousands):

ISCS Pro Forma Adjustments

(a)	To record a reduction in revenue related to the estimated fair value of the acquired deferred revenue:

August 1, 2016 through February 15, 2017
License and other	$(2,005)
Maintenance	(424)
Service	(1,382)

Total revenue reduction	$(3,811)

(b)	To record the estimated increase in amortization expense related to the step up in fair values of the intangible assets acquired using the estimated useful lives set forth below:

	Preliminary Purchase Price	Estimated Useful Lives
		(in years)
Developed technology	$43,300	4
Customer contracts and related relationships	7,000	9
Order backlog	3,500	4

Total acquired intangible assets	$53,800

August 1, 2016 through February 15, 2017
Cost of license and other revenue	$5,896
Sales and marketing	900

Total amortization adjustment	$6,796

(c)	To record the estimated increase in stock-based compensation expense related to new awards granted by us to ISCS employees:

August 1, 2016 through February 15, 2017
Cost of license and other revenue	$4
Cost of services revenue	456
Research and development	650
Sales and marketing	63
General and administrative	17

Total stock-based compensation expense	$1,190

(d)	To record the estimated decrease in depreciation expense related to decrease in fair value of the property and equipment acquired.

August 1, 2016 through February 15, 2017
Cost of services revenue	$(182)
Research and development	(75)
General and administrative	(26)

Total depreciation adjustment	$(283)

(e)	To eliminate the acquisition-related costs that were incurred in general and administrative expenses in the historical results of operations by ISCS and Guidewire (related to ISCS), as these items are non-recurring in nature.

(f)	To record the tax effects of the unaudited pro forma adjustments and to reflect ISCS as a C Corporation calculated at the statutory tax rate.

Cyence Pro Forma Adjustments

(g)	To record a reduction of revenue related to the estimated fair value of the acquired deferred revenue for the year ended July 31, 2017. The deferred revenue balance was short-term in nature as of August 1, 2016 and no adjustment was made for the six months ended January 31, 2018.

(h)	To record the estimated increase in amortization expense related to the step up in fair values of the intangible assets acquired using the estimated useful lives set forth below:

	Preliminary Purchase Price	Estimated Useful Lives
		(in years)
Developed technology	$28,400	5
Customer contracts and related relationships	17,700	5
Order backlog	3,200	2
Trademark	2,500	7

Total acquired intangible assets	$51,800

	Six Months Ended January 31, 2018	Year Ended July 31, 2017
Cost of license and other revenue	$1,420	$5,680
Sales and marketing	1,374	5,497

Total amortization adjustment	$2,794	$11,177

(i)	To record the estimated adjustment for compensation expense related to equity awards exchanged and new awards granted by us to Cyence employees and the long-term incentive program:

	Six Months Ended January 31, 2018	Year Ended July 31, 2017
Research and development	$(579)	$9,827
Sales and marketing	(704)	4,041
General and administrative	(390)	3,619

Total stock-based compensation and long-term incentive program adjustment	$(1,673)	$17,487

(j)	To eliminate the acquisition-related costs that were recorded in general and administrative expenses in the historical results of operations by Cyence and Guidewire (related to Cyence), as these items are non-recurring in nature.

(k)	To record the tax effects of the unaudited pro forma adjustments calculated at the statutory tax rate.

(l)	Basic and diluted earnings per share has been calculated by dividing the net loss for the year by the weighted average shares outstanding. The adjustment for the weighted average shares issued gives effect to the number of shares that we expect to vest in the year following the Cyence Acquisition and through the Cyence Acquisition Date, as if such issuances had occurred on August 1, 2016. The following table shows the calculation of EPS:

Pro forma basic and diluted weighted average earnings per share:

	Six Months Ended January 31, 2018	Year Ended July 31, 2017
Pro forma net loss	$(51,314)	$(16,860)
Historical shares used in computing net earnings per share – basic	76,023,237	73,994,557
Historical shares used in computing net earnings per share – diluted	76,023,237	75,328,343
Weighted average shares issued	187,749	48,742
Pro forma shares in computing earnings per share – basic and diluted	76,210,986	74,043,319

Pro forma earnings per share – basic and diluted	$(0.67)	$(0.23)